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                                                                    EXHIBIT 23.2

                                    CONSENT

The Board of Directors of
  BENEFICIAL CORPORATION:

     We consent to the incorporation by reference in this Registration Statement of Beneficial Corporation on Form S-3 of our report dated January 28, 1997, appearing in the Annual Report on Form 10-K of Beneficial Corporation for the year ended December 31, 1996 and to the reference to us under the heading 'Experts' in the Prospectus, which is part of this Registration Statement.

                                          DELOITTE & TOUCHE LLP

Parsippany, New Jersey
June 30, 1997



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